News Release

SPRINT REPORTS RESULTS FOR SECOND FISCAL QUARTER OF 2014

•	Net Operating Revenue of $8.5 billion; Operating Loss of $192 million and Adjusted EBITDA* of nearly $1.4 billion

•	Total Sprint platform net additions of 590,000

◦	Postpaid net losses of 272,000

◦	Prepaid net additions of 35,000

◦	Wholesale net additions of 827,000

•	Brand repositioned as the Best Value in Wireless

◦	Postpaid phone gross additions grew 37 percent month-over-month in September and increased year-over-year for the first time in 2014

•	Continued improvement in network performance and 4G LTE expansion

◦	Recent studies by RootMetrics® see improvement in data network reliability and speeds from a year ago

◦	Sprint received 94 first-place or shared first-place RootScore® Awards for reliability, call and/or text performance in cities across the country[i]

◦	4G LTE coverage expands to 260 million people

OVERLAND PARK, Kan. - November 3, 2014 - Sprint Corporation (NYSE: S) today reported operating results for the second fiscal quarter of 2014, including consolidated net operating revenues of $8.5 billion, an operating loss of $192 million, and Adjusted EBITDA* of nearly $1.4 billion. These results occurred during a transitional quarter for the company, as Marcelo Claure was appointed the new president and chief executive officer in mid-August.

“We have started a transformational journey,” said Claure. “While the company continues to face headwinds, we have begun the first phase of our plan and are encouraged with the early results. Every day we are focused on improving our standing with consumers, improving our network and controlling our costs.”

Taking Actions to Improve the Business
Entering the quarter, the company faced challenges related to competitive positioning and adverse impacts to the customer experience resulting from its comprehensive network upgrade efforts over the last several quarters. As a result, the company has incurred losses of postpaid phone customers that are pressuring revenue trends. To address these challenges and begin to improve the performance trajectory, the company has initiated its transformation plan with a focus on four key areas.

•	Competitive Value Proposition
During the quarter, the Sprint brand was repositioned with the launch of compelling new price plans and promotions designed to deliver the Best Value in Wireless.

◦	Sprint Unlimited Plans offer the best value for individuals and couples at $50-$60/month per line.

◦	Sprint Family Share Pack offers the best value for families and doubles the data of national competitors.

◦	Sprint Business Share Plans offer lower rates and more data than national competitors’ smartphone plans.

◦	Industry-first iPhone for Life leasing plan offers the lowest total cost of iPhone ownership for consumers starting at only $20/month.

•	Network

◦	The company is focused on delivering a consistent, reliable network experience with competitive voice performance, data capacity to meet growing customer demand and improved coverage.

◦	Deployment of Sprint’s multi-band 4G LTE service offering continues, with emphasis on completing the build out of the 800 MHz spectrum and expanding the 2.5 GHz spectrum coverage.

•	Cost Optimization

◦	Sprint is undertaking a comprehensive review of all expenses to optimize its cost structure and is targeting $1.5 billion of annualized cost reductions compared to 2014 spending levels.

◦
As part of the cost reduction efforts, the company is announcing additional headcount reductions of approximately 2,000 positions. Inclusive of recent work force actions, total labor cost is expected to decline $400 million on an annualized basis which will include internal and external labor costs.

•	People

◦	The company has launched a management review and will seek to grow its leadership talent with a combination of internal candidates, new outside talent and SoftBank resources.

Early Market Results
Early reaction to Sprint’s new positioning and offers is encouraging.

•	Postpaid phone gross additions grew 37 percent month-over-month in September and increased year-over-year for the first time in 2014.

•	Sprint platform postpaid phone net losses slowed by nearly 60 percent in September.

•	Sprint achieved its most successful iPhone launch in company history with record sales volumes.

“While we are pleased to see customers respond to our new value proposition, we must continue to take bold actions to reach our goal of returning to growth in postpaid phone customers,” added Claure. “By improving our competitive position and driving costs out of the business, we plan to deliver long-term value creation.”

Network Deployment Continues and Performance Improves

•	4G LTE coverage expanded to 260 million people.

•	2.5 GHz LTE deployment now covers 92 million people and remains on track to hit 100 million by the end of the year.

•
Sprint’s network recently received 94 first-place or shared first-place RootScore® Awards for reliability, call and/or text performance in cities across the country, according to recent reports by RootMetrics®.

“In RootMetrics recent studies of many top population metro areas we’ve seen improvements in Sprint’s data network reliability and speeds from a year ago,” says Bill Moore, CEO of RootMetrics, an independent mobile analytics company. “This is good news for Sprint’s customers in these areas, who are benefiting from investments that Sprint has made in these markets.”

Quarterly Financial Results

•
Operating loss was $192 million compared to an operating loss of $398 million in the year-ago quarter primarily driven by lower depreciation and amortization as the year-ago period included accelerated depreciation related to CDMA assets.

•
Consolidated Adjusted EBITDA* of nearly $1.4 billion grew 3 percent over the prior year period, driven by double-digit growth within the Wireless segment. Wireless Adjusted EBITDA* of $1.37 billion increased 14 percent from the prior year period, as cost reductions across the business offset lower service revenues driven primarily by continued postpaid phone customer losses. Lower cost of service expenses related to the completion of the 3G and voice network replacement, lower net subsidy costs from the introduction of installment billing plans, and lower customer care and selling costs all contributed to the year-over-year growth.

•	Sprint platform net additions were 590,000, mostly driven by strong wholesale net additions.

•	Postpaid tablet net additions were 261,000 in the quarter, while phone losses were 500,000 and other device losses were 33,000.

•	Sprint had 55 million connections at the end of the quarter.

Updated Outlook

•
Given the success of the new offers, the company expects increased selling costs associated with significantly higher gross additions and upgrade volumes in the fiscal third quarter of 2014. In addition, the significant loss of postpaid phone customers over the last few quarters has pressured wireless service revenue, and this trend is expected to continue into the next quarter. Therefore, Consolidated Adjusted EBITDA* is expected to be $5.8 billion to $5.9 billion for calendar year 2014.

•	The company still expects to meet its 800 MHz and 2.5 GHz deployment targets for the year, and now expects capital expenditures to be under $6 billion for calendar year 2014.

Conference Call and Webcast

•	Date/Time: November 3, 2014 at 4:30 p.m. ET

•	Call-in Information

◦	U.S./Canada: 866-360-1063 (ID: 96625910)

◦	International: 706-634-7849 (ID: 96625910)

•	Webcast available via the Internet at www.sprint.com/investors

•	Additional information about results, including the “Quarterly Investor Update,” is available on our Investor Relations website

Contact Information

•	Media Contact: Scott Sloat, 240-855-0164, scott.sloat@sprint.com

•	Investor Contact: Brad Hampton, 800-259-3755, investor.relations@sprint.com

Financial results in the enclosed tables include a predecessor period for the quarter ending September 30, 2013 related to the results of operations of Sprint Communications, Inc. (formerly Sprint Nextel) prior to the closing of the SoftBank transaction on July 10, 2013, and the applicable successor periods. In order to present financial results in a way that offers investors a more meaningful comparison of the year-over-year quarterly results, we have combined the calendar third quarter 2013 results of operations for the predecessor and successor periods. The enclosed remarks relating to calendar third quarter of 2013 are in reference to an unaudited combined period, unless otherwise noted. For additional information, please reference the section titled Financial Measures. Trended financial performance metrics on a combined basis can also be found at our Investor Relations website at www.sprint.com/investors.

Wireless Operating Statistics (Unaudited)

	Quarter To Date			Year To Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13
Net Additions (Losses) (in thousands)
Sprint platform:
Postpaid (2)	(272)	(181)	(360)	(453)	(166)
Prepaid (3)	35	(542)	84	(507)	(402)
Wholesale and affiliate	827	503	181	1,330	(47)
Total Sprint platform	590	(220)	(95)	370	(615)
Nextel platform:
Postpaid (2)	—	—	—	—	(1,060)
Prepaid (3)	—	—	—	—	(255)
Total Nextel platform	—	—	—	—	(1,315)
Transactions:
Postpaid (2)	(64)	(64)	(175)	(128)	(354)
Prepaid (3)	(55)	(77)	(56)	(132)	(76)
Wholesale	13	27	13	40	13
Total transactions	(106)	(114)	(218)	(220)	(417)

Total retail postpaid net losses	(336)	(245)	(535)	(581)	(1,580)
Total retail prepaid net (losses) additions	(20)	(619)	28	(639)	(733)
Total wholesale and affiliate net additions (losses)	840	530	194	1,370	(34)
Total Wireless Net Additions (Losses)	484	(334)	(313)	150	(2,347)

End of Period Connections (in thousands)
Sprint platform:
Postpaid (2)	29,465	29,737	30,091	29,465	30,091
Prepaid (3)	14,750	14,715	15,299	14,750	15,299
Wholesale and affiliate	9,706	8,879	7,862	9,706	7,862
Total Sprint platform	53,921	53,331	53,252	53,921	53,252
Nextel platform:
Postpaid (2)	—	—	—	—	—
Prepaid (3)	—	—	—	—	—
Total Nextel platform	—	—	—	—	—
Transactions: (a)
Postpaid (2)	458	522	815	458	815
Prepaid (3)	418	473	704	418	704
Wholesale	240	227	106	240	106
Total transactions	1,116	1,222	1,625	1,116	1,625

Total retail postpaid end of period connections	29,923	30,259	30,906	29,923	30,906
Total retail prepaid end of period connections	15,168	15,188	16,003	15,168	16,003
Total wholesale and affiliate end of period connections	9,946	9,106	7,968	9,946	7,968
Total End of Period Connections	55,037	54,553	54,877	55,037	54,877

Supplemental Data - Connected Devices
End of Period Connections (in thousands)
Retail postpaid	1,039	988	834	1,039	834
Wholesale and affiliate	4,635	4,192	3,298	4,635	3,298
Total	5,674	5,180	4,132	5,674	4,132

Churn
Sprint platform:
Postpaid	2.18%	2.05%	1.99%	2.12%	1.91%
Prepaid	3.76%	4.44%	3.57%	4.10%	4.41%
Nextel platform:
Postpaid	—	—	—	—	33.90%
Prepaid	—	—	—	—	32.13%
Transactions: (a)
Postpaid	4.66%	4.15%	6.38%	4.39%	9.47%
Prepaid	5.70%	6.28%	8.84%	6.01%	9.15%

Total retail postpaid churn	2.22%	2.09%	2.09%	2.16%	2.36%
Total retail prepaid churn	3.81%	4.50%	3.78%	4.16%	4.64%

Nextel Platform Connection Recaptures
Connections (in thousands) (4):
Postpaid	—	—	—	—	364
Prepaid	—	—	—	—	101
Rate (5):
Postpaid	—	—	—	—	34%
Prepaid	—	—	—	—	39%
(a) We acquired approximately 352,000 postpaid connections and 59,000 prepaid connections through the acquisition of assets from U.S. Cellular when the transaction closed on May 17, 2013. We acquired approximately 788,000 postpaid connections, 721,000 prepaid connections, 93,000 wholesale connections and transferred 29,000 Sprint wholesale connections that were originally recognized through our Clearwire MVNO arrangement to Transactions postpaid connections as a result of the Clearwire acquisition when the transaction closed on July 9, 2013.

Wireless Operating Statistics (Unaudited) (continued)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13
ARPU (b)
Sprint platform:
Postpaid	$60.58	$62.07	$64.24	$61.33	$64.24	$64.71	$64.25	$64.28	$64.24
Prepaid	$27.19	$27.38	$25.14	$27.28	$25.14	$26.99	$26.96	$25.33	$26.16
Nextel platform:
Postpaid	$—	$—	$—	$—	$—	$—	$36.66	$—	$36.66
Prepaid	$—	$—	$—	$—	$—	$—	$34.48	$—	$34.48
Transactions: (a)
Postpaid	$39.69	$39.16	$37.44	$39.41	$37.44	$35.75	$56.98	$40.00	$43.03
Prepaid	$45.52	$45.15	$40.62	$45.32	$40.62	$12.78	$18.26	$43.20	$42.28

Total retail postpaid ARPU	$60.24	$61.65	$63.48	$60.95	$63.48	$64.55	$63.68	$63.69	$63.64
Total retail prepaid ARPU	$27.73	$27.97	$25.86	$27.85	$25.86	$26.96	$27.01	$26.04	$26.53

(a) We acquired approximately 352,000 postpaid connections and 59,000 prepaid connections through the acquisition of assets from U.S. Cellular when the transaction closed on May 17, 2013. We acquired approximately 788,000 postpaid connections, 721,000 prepaid connections, 93,000 wholesale connections and transferred 29,000 Sprint wholesale connections that were originally recognized through our Clearwire MVNO arrangement to Transactions postpaid connections as a result of the Clearwire acquisition when the transaction closed on July 9, 2013.
(b)ARPU is calculated by dividing service revenue by the sum of the average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Combined ARPU for the quarter-to-date September 30, 2013 period aggregate service revenue of ten days ended July 10, 2013 predecessor period and the quarter-to-date September 30, 2013 successor period divided by the sum of the average connections during the quarter. Combined ARPU for the year-to-date September 30, 2013 period aggregate service revenue of the 101 days ended July 10, 2013 predecessor period and the year-to-date September 30, 2013 successor period divided by the sum of the average connections during the year-to-date period.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per Share Data)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13

Net Operating Revenues	$8,488	$8,789	$7,749	$17,277	$7,749	$932	$9,809	$8,681	$17,558
Net Operating Expenses
Cost of services	2,429	2,520	2,470	4,949	2,470	286	3,033	2,756	5,503
Cost of products	2,372	2,158	1,872	4,530	1,872	281	2,579	2,153	4,451
Selling, general and administrative	2,301	2,284	2,259	4,585	2,281	289	2,731	2,548	5,012
Depreciation and amortization	1,294	1,281	1,403	2,575	1,403	121	1,753	1,524	3,156
Other, net	284	27	103	311	103	(5)	627	98	730
Total net operating expenses	8,680	8,270	8,107	16,950	8,129	972	10,723	9,079	18,852
Operating (Loss) Income	(192)	519	(358)	327	(380)	(40)	(914)	(398)	(1,294)
Interest expense	(510)	(512)	(416)	(1,022)	(416)	(275)	(703)	(691)	(1,119)
Equity in earnings of unconsolidated investments and other, net	8	1	165	9	12	2,905	2,665	3,070	2,677
(Loss) Income before Income Taxes	(694)	8	(609)	(686)	(784)	2,590	1,048	1,981	264
Income tax (expense) benefit	(71)	15	(90)	(56)	(29)	(1,508)	(1,563)	(1,598)	(1,592)
Net (Loss) Income	$(765)	$23	$(699)	$(742)	$(813)	$1,082	$(515)	$383	$(1,328)
Basic Net (Loss) Income Per Common Share	$(0.19)	$0.01	$(0.18)	$(0.19)	$(0.24)	$0.35	$(0.17)	NM	NM
Diluted Net (Loss) Income Per Common Share	$(0.19)	$0.01	$(0.18)	$(0.19)	$(0.24)	$0.30	$(0.17)	NM	NM
Basic Weighted Average Common Shares outstanding	3,949	3,945	3,802	3,947	3,439	3,086	3,038	NM	NM
Diluted Weighted Average Common Shares outstanding	3,949	4,002	3,802	3,947	3,439	3,640	3,038	NM	NM
Effective Tax Rate	-10.2%	-187.5%	-14.8%	-8.2%	-3.7%	58.2%	149.1%	NM	NM

NON-GAAP RECONCILIATION - NET (LOSS) INCOME TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13

Net (Loss) Income	$(765)	$23	$(699)	$(742)	$(813)	$1,082	$(515)	$383	$(1,328)
Income tax expense (benefit)	71	(15)	90	56	29	1,508	1,563	1,598	1,592
(Loss) Income before Income Taxes	(694)	8	(609)	(686)	(784)	2,590	1,048	1,981	264
Equity in earnings of unconsolidated investments and other, net	(8)	(1)	(165)	(9)	(12)	(2,905)	(2,665)	(3,070)	(2,677)
Interest expense	510	512	416	1,022	416	275	703	691	1,119
Operating (Loss) Income	(192)	519	(358)	327	(380)	(40)	(914)	(398)	(1,294)
Depreciation and amortization	1,294	1,281	1,403	2,575	1,403	121	1,753	1,524	3,156
EBITDA*	1,102	1,800	1,045	2,902	1,023	81	839	1,126	1,862
Severance and exit costs (6)	284	27	103	311	103	(5)	627	98	730
Business combinations (7)	—	—	100	—	100	19	53	119	153
Adjusted EBITDA*	$1,386	$1,827	$1,248	$3,213	$1,226	$95	$1,519	$1,343	$2,745
Adjusted EBITDA Margin*	18.6%	23.8%	17.5%	21.2%	17.2%	11.1%	17.0%	16.8%	17.1%
Selected items:
Increase (Decrease) in deferred tax asset valuation allowance	$324	$(27)	$327	$297	$327	$524	$1,145	$851	$1,472
Accrued capital expenditures	$1,517	$1,416	$1,666	$2,933	$1,666	$175	$2,072	$1,841	$3,738
Cash paid for capital expenditures	$1,143	$1,246	$1,878	$2,389	$1,878	$188	$1,759	$2,066	$3,637

WIRELESS STATEMENTS OF OPERATIONS (Unaudited)
(Millions)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13

Net Operating Revenues
Service revenue
Sprint platform:
Postpaid (2)	$5,377	$5,553	$5,201	$10,930	$5,201	$634	$6,469	$5,835	$11,670
Prepaid (3)	1,197	1,221	1,028	2,418	1,028	132	1,408	1,160	2,436
Wholesale, affiliate and other	181	163	116	344	116	15	146	131	262
Total Sprint platform	6,755	6,937	6,345	13,692	6,345	781	8,023	7,126	14,368
Nextel platform:
Postpaid (2)	—	—	—	—	—	—	74	—	74
Prepaid (3)	—	—	—	—	—	—	17	—	17
Total Nextel platform	—	—	—	—	—	—	91	—	91
Transactions:
Postpaid (2)	58	65	89	123	89	2	26	91	115
Prepaid (3)	61	69	81	130	81	1	2	82	83
Wholesale	16	16	8	32	8	—	—	8	8
Total transactions	135	150	178	285	178	3	28	181	206

Equipment revenue	1,039	1,106	636	2,145	636	74	894	710	1,530
Total net operating revenues	7,929	8,193	7,159	16,122	7,159	858	9,036	8,017	16,195

Net Operating Expenses
Cost of services	1,988	2,049	2,087	4,037	2,087	240	2,532	2,327	4,619
Cost of products	2,372	2,158	1,872	4,530	1,872	281	2,579	2,153	4,451
Selling, general and administrative	2,199	2,193	2,100	4,392	2,100	256	2,550	2,356	4,650
Depreciation and amortization	1,232	1,212	1,338	2,444	1,338	110	1,636	1,448	2,974
Other, net	248	23	93	271	93	(5)	627	88	720
Total net operating expenses	8,039	7,635	7,490	15,674	7,490	882	9,924	8,372	17,414
Operating (Loss) Income	$(110)	$558	$(331)	$448	$(331)	$(24)	$(888)	$(355)	$(1,219)

Supplemental Revenue Data
Total retail service revenue	$6,693	$6,908	$6,399	$13,601	$6,399	$769	$7,996	$7,168	$14,395
Total service revenue	$6,890	$7,087	$6,523	$13,977	$6,523	$784	$8,142	$7,307	$14,665

WIRELESS NON-GAAP RECONCILIATION (Unaudited)
(Millions)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13

Operating (Loss) Income	$(110)	$558	$(331)	$448	$(331)	$(24)	$(888)	$(355)	$(1,219)
Severance and exit costs (6)	248	23	93	271	93	(5)	627	88	720
Business combinations (7)	—	—	25	—	25	—	—	25	25
Depreciation and amortization	1,232	1,212	1,338	2,444	1,338	110	1,636	1,448	2,974
Adjusted EBITDA*	$1,370	$1,793	$1,125	$3,163	$1,125	$81	$1,375	$1,206	$2,500
Adjusted EBITDA Margin*	19.9%	25.3%	17.2%	22.6%	17.2%	10.3%	16.9%	16.5%	17.0%
Selected items:
Accrued capital expenditures	$1,354	$1,276	$1,527	$2,630	$1,527	$156	$1,884	$1,683	$3,411
Cash paid for capital expenditures	$989	$1,120	$1,743	$2,109	$1,743	$167	$1,570	$1,910	$3,313

WIRELINE STATEMENTS OF OPERATIONS (Unaudited)
(Millions)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13
Net Operating Revenues
Voice	$294	$327	$333	$621	$333	$42	$419	$375	$752
Data	53	56	57	109	57	7	94	64	151
Internet	340	345	373	685	373	47	479	420	852
Other	21	18	14	39	14	2	16	16	30
Total net operating revenues	708	746	777	1,454	777	98	1,008	875	1,785

Net Operating Expenses
Cost of services and products	593	626	576	1,219	576	72	741	648	1,317
Selling, general and administrative	88	85	84	173	84	11	123	95	207
Depreciation and amortization	60	67	61	127	61	10	115	71	176
Other, net	35	4	10	39	10	—	—	10	10
Total net operating expenses	776	782	731	1,558	731	93	979	824	1,710
Operating (Loss) Income	$(68)	$(36)	$46	$(104)	$46	$5	$29	$51	$75

WIRELINE NON-GAAP RECONCILIATION (Unaudited)
(Millions)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13

Operating (Loss) Income	$(68)	$(36)	$46	$(104)	$46	$5	$29	$51	$75
Severance and exit costs (6)	35	4	10	39	10	—	—	10	10
Depreciation and amortization	60	67	61	127	61	10	115	71	176
Adjusted EBITDA*	$27	$35	$117	$62	$117	$15	$144	$132	$261
Adjusted EBITDA Margin*	3.8%	4.7%	15.1%	4.3%	15.1%	15.3%	14.3%	15.1%	14.6%
Selected items:
Accrued capital expenditures	$74	$66	$73	$140	$73	$11	$104	$84	$177
Cash paid for capital expenditures	$65	$59	$73	$124	$73	$10	$110	$83	$183

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)
(Millions)

	Successor		Predecessor	Combined (1)
	Year to Date	Year to Date	101 Days Ended	Year to Date
	9/30/14	9/30/13	7/10/13	9/30/13
Operating Activities
Net loss	$(742)	$(813)	$(515)	$(1,328)
Depreciation and amortization	2,575	1,403	1,753	3,156
Provision for losses on accounts receivable	493	119	111	230
Share-based and long-term incentive compensation expense	65	58	20	78
Deferred income tax expense	28	23	1,562	1,585
Gain on previously-held equity interests	—	—	(2,926)	(2,926)
Equity in losses of unconsolidated investments, net	—	—	280	280
Interest expense related to beneficial conversion feature on convertible bond	—	—	247	247
Contribution to pension plan	(22)	—	—	—
Amortization and accretion of long-term debt premiums and discounts	(149)	(86)	(5)	(91)
Other working capital changes, net	(480)	33	1,004	1,037
Other, net	(61)	(35)	200	165
Net cash provided by operating activities	1,707	702	1,731	2,433

Investing Activities
Capital expenditures	(2,389)	(1,878)	(1,759)	(3,637)
Expenditures relating to FCC licenses	(79)	(31)	(70)	(101)
Reimbursements relating to FCC licenses	95	—	—	—
Change in short-term investments, net	53	(336)	869	533
Acquisitions, net of cash acquired	—	(14,112)	(4,039)	(18,151)
Increase in restricted cash	—	(3,050)	—	(3,050)
Investment in Clearwire (including debt securities)	—	—	(228)	(228)
Proceeds from sales of assets and FCC licenses	101	3	4	7
Other, net	(6)	(3)	(4)	(7)
Net cash used in investing activities	(2,225)	(19,407)	(5,227)	(24,634)

Financing Activities
Proceeds from debt and financings	—	6,826	—	6,826
Debt financing costs	—	(107)	(1)	(108)
Repayments of debt, financing and capital lease obligations	(363)	(497)	(303)	(800)
Proceeds from issuance of common stock and warrants, net	46	18,552	53	18,605
Other, net	—	(14)	—	(14)
Net cash (used in) provided by financing activities	(317)	24,760	(251)	24,509

Net (Decrease) Increase in Cash and Cash Equivalents	(835)	6,055	(3,747)	2,308

Cash and Cash Equivalents, beginning of period	4,970	3	6,275	3,750

Cash and Cash Equivalents, end of period	$4,135	$6,058	$2,528	$6,058

RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited)
(Millions)

	Successor					Predecessor		Combined (1)
	Quarter to Date	Quarter to Date	Quarter to Date	Year to Date	Year to Date	10 Days Ended	101 Days Ended	Quarter to Date	Year to Date
	9/30/14	6/30/14	9/30/13	9/30/14	9/30/13	7/10/13	7/10/13	9/30/13	9/30/13

Net Cash Provided by Operating Activities	$1,028	$679	$694	$1,707	$702	$496	$1,731	$1,190	$2,433

Capital expenditures	(1,143)	(1,246)	(1,878)	(2,389)	(1,878)	(188)	(1,759)	(2,066)	(3,637)
(Expenditures) Reimbursements relating to FCC licenses, net	(38)	54	(31)	16	(31)	(2)	(70)	(33)	(101)
Proceeds from sales of assets and FCC licenses	81	20	3	101	3	—	4	3	7
Other investing activities, net	(3)	(3)	(3)	(6)	(3)	—	(4)	(3)	(7)
Free Cash Flow*	(75)	(496)	(1,215)	(571)	(1,207)	306	(98)	(909)	(1,305)

Debt financing costs	—	—	(107)	—	(107)	—	(1)	(107)	(108)
(Decrease) increase in debt and other, net	(153)	(210)	6,329	(363)	6,329	—	(303)	6,329	6,026
Acquisitions, net of cash acquired	—	—	(14,112)	—	(14,112)	(3,530)	(4,039)	(17,642)	(18,151)
Proceeds from issuance of common stock and warrants, net	37	9	18,552	46	18,552	9	53	18,561	18,605
Increase in restricted cash	—	—	(3,050)	—	(3,050)	—	—	(3,050)	(3,050)
Investment in Clearwire (including debt securities)	—	—	—	—	—	(68)	(228)	(68)	(228)
Other financing activities, net	—	—	(14)	—	(14)	—	—	(14)	(14)
Net (Decrease) Increase in Cash, Cash
Equivalents and Short-Term Investments	$(191)	$(697)	$6,383	$(888)	$6,391	$(3,283)	$(4,616)	$3,100	$1,775

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Millions)

	Successor
	9/30/14	3/31/14
Assets
Current assets
Cash and cash equivalents	$4,135	$4,970
Short-term investments	1,167	1,220
Accounts and notes receivable, net	3,942	3,607
Device and accessory inventory	1,124	982
Deferred tax assets	90	128
Prepaid expenses and other current assets	812	672
Total current assets	11,270	11,579

Investments and other assets	1,044	892
Property, plant and equipment, net	17,557	16,299
Goodwill	6,343	6,383
FCC licenses and other	41,800	41,978
Definite-lived intangible assets, net	6,696	7,558
Total	$84,710	$84,689

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$4,351	$3,163
Accrued expenses and other current liabilities	5,439	5,544
Current portion of long-term debt, financing and capital lease obligations	808	991
Total current liabilities	10,598	9,698

Long-term debt, financing and capital lease obligations	31,458	31,787
Deferred tax liabilities	14,331	14,207
Other liabilities	3,660	3,685
Total liabilities	60,047	59,377

Shareholders' equity
Common shares	40	39
Paid-in capital	27,453	27,354
Accumulated deficit	(2,780)	(2,038)
Accumulated other comprehensive loss	(50)	(43)
Total shareholders' equity	24,663	25,312
Total	$84,710	$84,689

NET DEBT* (NON-GAAP) (Unaudited)
(Millions)

	Successor
	9/30/14	3/31/14

Total Debt	$32,266	$32,778
Less: Cash and cash equivalents	(4,135)	(4,970)
Less: Short-term investments	(1,167)	(1,220)
Net Debt*	$26,964	$26,588

SCHEDULE OF DEBT (Unaudited)
(Millions)

			9/30/14
ISSUER	COUPON	MATURITY	PRINCIPAL
Sprint Corporation
7.25% Notes due 2021	7.250%	09/15/2021	$2,250
7.875% Notes due 2023	7.875%	09/15/2023	4,250
7.125% Notes due 2024	7.125%	06/15/2024	2,500
Sprint Corporation			9,000

Sprint Communications, Inc.
Export Development Canada Facility (Tranche 2)	3.580%	12/15/2015	500
6% Senior Notes due 2016	6.000%	12/01/2016	2,000
9.125% Senior Notes due 2017	9.125%	03/01/2017	1,000
8.375% Senior Notes due 2017	8.375%	08/15/2017	1,300
9% Guaranteed Notes due 2018	9.000%	11/15/2018	3,000
7% Guaranteed Notes due 2020	7.000%	03/01/2020	1,000
7% Senior Notes due 2020	7.000%	08/15/2020	1,500
11.5% Senior Notes due 2021	11.500%	11/15/2021	1,000
9.25% Debentures due 2022	9.250%	04/15/2022	200
6% Senior Notes due 2022	6.000%	11/15/2022	2,280
Sprint Communications, Inc.			13,780

Sprint Capital Corporation
6.9% Senior Notes due 2019	6.900%	05/01/2019	1,729
6.875% Senior Notes due 2028	6.875%	11/15/2028	2,475
8.75% Senior Notes due 2032	8.750%	03/15/2032	2,000
Sprint Capital Corporation			6,204

Clearwire Communications LLC
14.75% First-Priority Senior Secured Notes due 2016	14.750%	12/01/2016	300
8.25% Exchangeable Notes due 2040	8.250%	12/01/2040	629
Clearwire Communications LLC			929

EKN Secured Equipment Facility ($1 Billion)	2.030%	03/30/2017	635

Tower financing obligation	6.092%	09/30/2021	301
Capital lease obligations and other		2015 - 2023	158
TOTAL PRINCIPAL			31,007

Net premiums			1,259
TOTAL DEBT			$32,266
Supplemental information:
The Company had $2.4 billion of borrowing capacity available under our unsecured revolving bank credit facility as of September 30, 2014. Our unsecured revolving bank credit facility expires in February 2018.
In May 2012, certain of our subsidiaries entered into a $1.0 billion secured equipment credit facility to finance equipment-related purchases from Ericsson for Network Vision. The facility was fully drawn at the end of 2013, and a balance of $635 million principal amount was outstanding as of September 30, 2014. Repayments of remaining principal are due semi-annually in equal installments, along with corresponding payments of interest and fees, each March and September, with the final payment due upon maturity in March of 2017.
*This table excludes (i) our unsecured revolving bank credit facility, which will expire in 2018 and has no outstanding balance, (ii) $918 million in letters of credit outstanding under the unsecured revolving bank credit facility, (iii) vendor financing notes assumed in the Clearwire Acquisition, and (iv) all capital leases and other financing obligations.

NOTES TO THE FINANCIAL INFORMATION (Unaudited)

(1)
Financial results include a Predecessor period from January 1, 2012, through the closing of the SoftBank transaction on July 10, 2013, and a Successor period from October 5, 2012 through December 31, 2013. In order to present financial results in a way that offers investors a more meaningful calendar period-to-period comparison, we have combined results of operations and cash flows for the Predecessor and Successor periods for the three and six-month periods ended September 30, 2013. (See Financial Measures for further information).

(2)
Postpaid connections on the Sprint platform are defined as retail postpaid devices with an active line of service on the CDMA network, including connections utilizing WiMax and LTE technology. Postpaid connections previously on the Nextel platform are defined as retail postpaid connections on the iDEN network, which was shut-down on June 30, 2013. Postpaid connections from transactions are defined as retail postpaid connections acquired from U.S. Cellular in May 2013 and Clearwire in July 2013 who had not deactivated or been recaptured on the Sprint platform. The Sprint platform connections results included approximately 261,000, 535,000 and 54,000 tablet net adds during the September 30, 2014, June 30, 2014, and September 30, 2013 quarter-to-date periods, respectively, which generally generate a significantly lower ARPU than other postpaid connections.

(3)
Prepaid connections on the Sprint platform are defined as retail prepaid connections and session-based tablet users who utilize the CDMA network and WiMax and LTE technology via our multi-brand offerings. Prepaid connections previously on the Nextel platform are defined as retail prepaid connections who utilized the iDEN network, which was shut-down on June 30, 2013. Prepaid connections from transactions are defined as retail prepaid connections acquired from U.S. Cellular in May 2013 and Clearwire in July 2013 who had not deactivated or been recaptured on the Sprint platform.

(4)
Nextel Connection Recaptures are defined as the number of connections that deactivated service from the postpaid or prepaid Nextel platform, as applicable, during each period but remained with the Company as connections on the postpaid or prepaid Sprint platform, respectively. Connections that deactivated service from the Nextel platform and activated service on the Sprint platform are included in the Sprint platform net additions for the applicable period.

(5)
The Postpaid and Prepaid Nextel Recapture Rates are defined as the portion of total connections that left the postpaid or prepaid Nextel platform, as applicable, during the period and were retained on the postpaid or prepaid Sprint platform, respectively.

(6)	Severance and exit costs are primarily associated with work force reductions and exit costs associated with the Nextel platform and those related to exiting certain operations of Clearwire.

(7)
For the second and first quarters of fiscal year 2013, included in selling, general and administrative expenses are fees paid to unrelated parties necessary for the transactions with SoftBank and our acquisition of Clearwire.

*FINANCIAL MEASURES

On July 9, 2013, Sprint Communications, Inc. (formerly Sprint Nextel Corporation) completed its acquisition of Clearwire. On July 10, 2013 we consummated the SoftBank Merger with Starburst II, which immediately changed its name to Sprint Corporation (now referred to as the Company or Sprint). As a result of these transactions, the assets and liabilities of Sprint Communications, Inc. and Clearwire were adjusted to fair value on the respective closing dates. The Company's financial statement presentations herein distinguish between a predecessor period relating to Sprint Communications, Inc. for periods prior to the SoftBank Merger (Predecessor) and a successor period (Successor). The Successor information represents Sprint Corporation, which includes the activity and accounts of Sprint Communications, Inc. as of and for the three and six month periods ended September 30, 2014 and September 30, 2013 and the three month period ended June 30, 2014. The accounts and activity for the successor periods from October 5, 2012 (date of inception) to December 31, 2012 and from January 1, 2013 to July 10, 2013 consist of the activity of Starburst II prior to the close of the SoftBank Merger. The Predecessor information contained herein represents the historical basis of presentation for Sprint Communications, Inc. for all periods prior to the SoftBank Merger date on July 10, 2013. As a result of the valuation of assets acquired and liabilities assumed at fair value at the time of the SoftBank Merger and Clearwire Acquisition, the financial statements for the successor period are presented on a measurement basis different than the predecessor period, which was Sprint Communication Inc.’s historical cost, and are, therefore, not comparable.

In order to present financial results in a way that offers investors a more meaningful calendar period-to-period comparison, we have combined the current and prior year results of operations for the predecessor with successor results of operations on an unaudited combined basis. The combined information for the three and six-month periods ended September 30, 2013 does not purport to represent what our consolidated results of operations would have been if the acquisition had occurred as of the beginning of 2013.

Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. Other than the use of non-GAAP combined results as described above, we have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies.

Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures.

The measures used in this release include the following:

EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.

Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments, including changes in restricted cash, if any, and amounts included as investments in Clearwire and Sprint Communications, Inc. during the period, if applicable. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments.

Net Debt is consolidated debt, including current maturities, less cash and cash equivalents, short-term investments and, if any, restricted cash. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE HARBOR

This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our network, connections growth, and liquidity; and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the ability to operationalize the anticipated benefits from the SoftBank and Clearwire transactions, the development and deployment of new technologies; efficiencies and cost savings of new technologies and services; customer and network usage; connection growth and retention; service, speed, coverage and quality; availability of devices; the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Transition Report on Form 10-K for the period ended March 31, 2014. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

About Sprint:
Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 55 million connections as of September 30, 2014 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Sprint has been named to the Dow Jones Sustainability Index (DJSI) North America for the past four years. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

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i Rankings based on applicable RootMetrics Metro RootScore® Reports for mobile performance as tested on best available plans and devices on 4 mobile networks across all available network types (January 2014 - October 2014). The RootMetrics award is not an endorsement of Sprint. Your results may vary. See www.rootmetrics.com for details.